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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Liberty Broadband Corporation
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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LIBERTY BROADBAND CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5700

April 12, 2016

Dear Stockholder:

        You are cordially invited to attend the 2016 annual meeting of stockholders of Liberty Broadband Corporation (Liberty Broadband) to be held at 8:15 a.m., local time, on May 25, 2016, at the corporate offices of Starz, 8900 Liberty Circle, Englewood, Colorado 80112, telephone (720) 852-7700.

        At the annual meeting, you will be asked to consider and vote on the proposals described in the accompanying notice of annual meeting and proxy statement, as well as on such other business as may properly come before the meeting.

        Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please read the enclosed proxy materials and then promptly vote via the Internet or telephone or, if you received a paper proxy card, by completing, signing and returning by mail the enclosed proxy card. Doing so will not prevent you from later revoking your proxy or changing your vote at the meeting.

        Thank you for your cooperation and continued support and interest in Liberty Broadband.

Very truly yours,

Gregory B. Maffei President and Chief Executive Officer

        The Notice of Internet Availability of Proxy Materials is first being mailed on or about April 14, 2016, and the proxy materials relating to the annual meeting will first be made available on or about the same date.

LIBERTY BROADBAND CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be Held on May 25, 2016

        NOTICE IS HEREBY GIVEN of the annual meeting of stockholders of Liberty Broadband Corporation (Liberty Broadband) to be held at 8:15 a.m., local time, on May 25, 2016, at the corporate offices of Starz, 8900 Liberty Circle, Englewood, Colorado 80112, telephone (720) 852-7700, to consider and vote on the following proposals:

  1.
  A proposal (which we refer to as the director election proposal) to elect Gregory B. Maffei and Richard R. Green to continue serving as Class II members of our board until the 2019 annual meeting of stockholders or their earlier resignation or removal; and

  2.
  A proposal (which we refer to as the auditors ratification proposal) to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2016.

        You may also be asked to consider and vote on such other business as may properly come before the annual meeting.

        Holders of record of our Series A common stock, par value $0.01 per share, and Series B common stock, par value $0.01 per share, in each case, outstanding as of 5:00 p.m., New York City time, on April 5, 2016, the record date for the annual meeting, will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof. These holders will vote together as a single class on each proposal. A list of stockholders entitled to vote at the annual meeting will be available at our offices at 12300 Liberty Boulevard, Englewood, Colorado 80112 for review by our stockholders for any purpose germane to the annual meeting for at least ten days prior to the annual meeting. The holders of record of our Series C common stock, par value $0.01 per share, are not entitled to any voting powers, except as required by Delaware law, and may not vote on the proposals to be presented at the annual meeting.

        We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting.

        Our board of directors has unanimously approved each proposal and recommends that you vote "FOR" the election of each director nominee and "FOR" the auditors ratification proposal.

        Votes may be cast in person at the annual meeting or by proxy prior to the meeting by telephone, via the Internet, or by mail.

        YOUR VOTE IS IMPORTANT.    Voting promptly, regardless of the number of shares you own, will aid us in reducing the expense of any further proxy solicitation in connection with the annual meeting.

By order of the board of directors,

Pamela L. Coe Senior Vice President, Deputy General Counsel and Secretary

Englewood, Colorado
April 12, 2016

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE PROMPTLY VIA TELEPHONE OR ELECTRONICALLY VIA THE INTERNET. ALTERNATIVELY, IF YOU RECEIVED A PAPER PROXY CARD, PLEASE COMPLETE, SIGN AND RETURN BY MAIL THE ENCLOSED PAPER PROXY CARD.

i

ii

LIBERTY BROADBAND CORPORATION
a Delaware corporation

12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5700

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

        We are furnishing this proxy statement in connection with the board of directors' solicitation of proxies for use at our 2016 Annual Meeting of Stockholders to be held at 8:15 a.m., local time, at the corporate offices of Starz, 8900 Liberty Circle, Englewood, Colorado 80112 on May 25, 2016, or at any adjournment or postponement of the annual meeting. At the annual meeting, we will ask you to consider and vote on the proposals described in the accompanying Notice of Annual Meeting of Stockholders. The proposals are described in more detail in this proxy statement. We are soliciting proxies from holders of our Series A common stock, par value $0.01 per share (LBRDA), and Series B common stock, par value $0.01 per share (LBRDB). The holders of our Series C common stock, par value $0.01 per share (LBRDK), are not entitled to any voting powers, except as required by Delaware law, and may not vote on the proposals to be presented at the annual meeting. We refer to LBRDA, LBRDB and LBRDK together as our common stock.

THE ANNUAL MEETING

Notice and Access of Proxy Materials

        We have elected, in accordance with the Securities and Exchange Commission's "Notice and Access" rule, to deliver a Notice of Internet Availability of Proxy Materials (the Notice) to our stockholders and to post our proxy statement and our annual report to our stockholders (collectively, the proxy materials) electronically. The Notice is first being mailed to our stockholders on or about April 14, 2016. The proxy materials will first be made available to our stockholders on or about the same date.

        The Notice instructs you how to access and review the proxy materials and how to submit your proxy via the Internet or by telephone. The Notice also instructs you how to request and receive a paper copy of the proxy materials, including a proxy card or voting instruction form, at no charge. We will not mail a paper copy of the proxy materials to you unless specifically requested to do so.

Electronic Delivery

        Registered stockholders may elect to receive future notices and proxy materials by e-mail. To sign up for electronic delivery, go to www.computershare.com/investor. Stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery when voting by Internet at www.proxyvote.com, by following the prompts. Also, stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery by contacting their nominee. Once you sign up, you will not receive a printed copy of the notices and proxy materials, unless you request them. If you are a registered stockholder, you may suspend electronic delivery of the notices and proxy materials at any time by contacting our transfer agent, Computershare, at 866-367-6355 (outside the United States 1-781-575-3400). Stockholders who hold shares through a bank, brokerage firm or other nominee should contact their nominee to suspend electronic delivery.

Time, Place and Date

        The annual meeting of stockholders is to be held at 8:15 a.m., local time, on May 25, 2016, at the corporate offices of Starz, 8900 Liberty Circle, Englewood, Colorado 80112, telephone (720) 852-7700.

Purpose

        At the annual meeting, you will be asked to consider and vote on each of the following:

  •
  the director election proposal, to elect Gregory B. Maffei and Richard R. Green to continue serving as Class II members of our board until the 2019 annual meeting of stockholders or their earlier resignation or removal; and

  •
  the auditors ratification proposal, to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2016.

        You may also be asked to consider and vote on such other business as may properly come before the annual meeting, although we are not aware at this time of any other business that might come before the annual meeting.

Quorum

        In order to conduct the business of the annual meeting, a quorum must be present. This means that the holders of at least a majority of the aggregate voting power represented by the shares of our common stock outstanding on the record date and entitled to vote at the annual meeting must be represented at the annual meeting either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on a particular proposal or proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (broker non-votes) will nevertheless be treated as present for purposes of determining the presence of a quorum. See "—Voting Procedures for Shares Held in Street Name—Effect of Broker Non-Votes" below.

Who May Vote

        Holders of shares of LBRDA and LBRDB, as recorded in our stock register as of 5:00 p.m., New York City time, on April 5, 2016 (such date and time, the record date for the annual meeting), will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof.

Votes Required

        Each director nominee who receives a plurality of the affirmative votes of the outstanding shares of our common stock that are entitled to vote at the annual meeting and are voted in person or by proxy, voting together as a single class, will be elected to office.

        Approval of the auditors ratification proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.

Votes You Have

        At the annual meeting, holders of shares of LBRDA will have one vote per share and holders of shares of LBRDB will have ten votes per share, in each case, that our records show are owned as of the record date.

Recommendation of Our Board of Directors

        Our board of directors has unanimously approved each of the proposals and recommends that you vote "FOR" the election of each director nominee and "FOR" the auditors ratification proposal.

Shares Outstanding

        As of the record date, an aggregate of 26,190,168 shares of LBRDA and 2,467,509 shares of LBRDB were issued and outstanding and entitled to vote at the annual meeting.

Number of Holders

        There were, as of the record date, 929 and 70 record holders of LBRDA and LBRDB, respectively (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).

Voting Procedures for Record Holders

        Holders of record of LBRDA and LBRDB as of the record date may vote in person at the annual meeting, by telephone or through the Internet. Alternatively, if they received a paper proxy card, they may give a proxy by completing, signing, dating and returning the proxy card by mail. Instructions for voting by using the telephone or the Internet are printed on the Notice or the proxy card. In order to vote through the Internet, holders should have their Notices or proxy cards available so they can input the required information from the Notice or the proxy card, and log onto the Internet website address shown on the Notice or proxy card. When holders log onto the Internet website address, they will receive instructions on how to vote their shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting stockholder separately. Unless subsequently revoked, shares of our common stock represented by a proxy submitted as described herein and received at or before the annual meeting will be voted in accordance with the instructions on the proxy.

        YOUR VOTE IS IMPORTANT.    It is recommended that you vote by proxy even if you plan to attend the annual meeting. You may change your vote at the annual meeting.

        If you submit a properly executed proxy without indicating any voting instructions as to a proposal enumerated in the Notice of Annual Meeting of Stockholders, the shares represented by the proxy will be voted "FOR" the election of each director nominee and "FOR" the auditors ratification proposal.

        If you submit a proxy indicating that you abstain from voting as to a proposal, it will have no effect on the director election proposal, and it will have the same effect as a vote "AGAINST" the auditors ratification proposal.

        If you do not submit a proxy or you do not vote in person at the annual meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, and your failure to vote will have no effect on determining whether any of the proposals are approved (if a quorum is present).

Voting Procedures for Shares Held in Street Name

        General.    If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares or to grant or revoke a proxy. The rules and regulations of the New York Stock Exchange and The Nasdaq Stock Market prohibit brokers, banks and other nominees from voting shares on behalf of their clients with respect to numerous matters, including, in our case, the director election proposal described in this proxy statement. Accordingly, to ensure your shares held in street name are voted on these matters, we encourage you to provide promptly specific voting instructions to your broker, bank or other nominee.

        Effect of Broker Non-Votes.    Broker non-votes are counted as shares of our common stock present and entitled to vote for purposes of determining a quorum but will have no effect on any of the proposals. You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of LBRDA or LBRDB or how to change your vote or revoke your proxy.

Revoking a Proxy

        If you submitted a proxy prior to the start of the annual meeting, you may change your vote by voting in person at the annual meeting, or by delivering a signed proxy revocation or a new signed proxy with a later date to Liberty Broadband Corporation, c/o Computershare Trust Company, N.A., P.O. Box 43102, Providence, Rhode Island 02940. Any signed proxy revocation or new signed proxy must be received before the start of the annual meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 2:00 a.m., New York City time, on May 25, 2016.

        Your attendance at the annual meeting will not, by itself, revoke a prior vote or proxy from you.

        If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote or revoke your proxy.

Solicitation of Proxies

        We are soliciting proxies by means of our proxy statement and our annual report (together, the proxy materials) on behalf of our board of directors. In addition to this mailing, our employees may solicit proxies personally or by telephone. We pay the cost of soliciting these proxies. We also reimburse brokers and other nominees for their expenses in sending the Notice and, if requested, paper proxy materials to you and getting your voting instructions.

        If you have any further questions about voting or attending the annual meeting, please contact Liberty Broadband Investor Relations at (844) 826-8735.

Other Matters to Be Voted on at the Annual Meeting

        Our board of directors is not currently aware of any business to be acted on at the annual meeting other than that which is described in the Notice of Annual Meeting of Stockholders and this proxy statement. If, however, other matters are properly brought to a vote at the annual meeting, the persons designated as proxies will have discretion to vote or to act on these matters according to their best judgment. In the event there is a proposal to adjourn or postpone the annual meeting, the persons designated as proxies will have discretion to vote on that proposal.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth information concerning shares of our common stock beneficially owned by each person or entity known by us to own more than five percent of the outstanding shares of LBRDA and LBRDB, which are our company's voting securities. Beneficial ownership of our LBRDK shares is set forth below only to the extent known by us or ascertainable from public filings. All of the information reported in the table below is based on publicly available filings.

        The security ownership information is given as of February 29, 2016, and, in the case of percentage ownership information, is based upon (1) 26,176,694 shares of LBRDA, (2) 2,467,547 shares of LBRDB and (3) 74,672,640 shares of LBRDK, in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all series of common stock. LBRDK shares are, however, non-voting and, therefore, in the case of percentage voting power, are not included.

Name and Address of Beneficial Owner	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
John C. Malone	LBRDA	300,620	(1)	1.2	47.1
c/o Liberty Broadband Corporation	LBRDB	2,363,834	(1)	95.8
12300 Liberty Boulevard	LBRDK	5,828,856	(1)	7.8
Englewood, CO 80112
Clearbridge Investments, LLC	LBRDA	2,217,840	(2)	8.5	4.4
620 Eighth Avenue	LBRDB	—		—
New York, NY 10018	LBRDK	3,615,662	(3)	4.8
BlackRock, Inc.	LBRDA	1,909,699	(4)	7.3	3.8
55 East 52nd Street	LBRDB	—		—
New York, NY 10022	LBRDK	4,397,954	(4)	5.9
The Vanguard Group	LBRDA	1,655,459	(5)	6.3	3.3
100 Vanguard Boulevard	LBRDB	—		—
Malvern, PA 19355	LBRDK	4,478,798	(5)	6.0
D. E. Shaw Kalon Portfolios, L.L.C.	LBRDA	1,507,962	(6)	5.8	3.0
1166 Avenue of the Americas, 9th Floor	LBRDB	—		—
New York, NY 10036	LBRDK	2,973,512	(7)	4.0

(1)
Information with respect to shares of our common stock beneficially owned by Mr. Malone, our Chairman of the Board, is also set forth in "—Security Ownership of Management."

(2)
Based on Amendment No. 1 to Schedule 13G, dated February 16, 2016, filed by Clearbridge Investments, LLC (Clearbridge) with respect to LBRDA shares, which states that Clearbridge has sole voting power over 2,188,530 shares and sole dispositive power over 2,217,840 shares.

(3)
Based on Form 13F, dated February 16, 2016, filed by Clearbridge, which states that Clearbridge has shared investment discretion over 3,615,662 shares and sole voting power over 3,548,461 shares.

(4)
Based on Amendment No. 1 to Schedule 13G, dated January 26, 2016, filed by BlackRock, Inc. (BlackRock) with respect to shares of LBRDA, which states that BlackRock has sole voting power over 1,802,302 shares and sole dispositive power over 1,909,699 shares, as well as on Amendment No. 1 to Schedule 13G, dated January 26, 2016, filed by BlackRock with respect to shares of

  LBRDK, which states that BlackRock has sole voting power over 4,124,062 shares of LBRDK and sole dispositive power over 4,397,954 shares of LBRDK.

(5)
Based on Amendment No. 1 to Schedule 13G, dated February 10, 2016, filed by The Vanguard Group (Vanguard), which states that (i) with respect to 1,655,459 shares of LBRDA, Vanguard has shared dispositive power over 16,341 shares, sole dispositive power over 1,639,118 shares and sole voting power over 17,641 shares, as well as on Schedule 13G, dated February 10, 2016, filed by Vanguard with respect to shares of LBRDK, which states that Vanguard has shared dispositive power over 48,297 shares, sole dispositive power over 4,430,501 shares, shared voting power over 5,000 shares and sole voting power over 47,497 shares.

(6)
Based on Amendment No. 3 to Schedule 13G, dated February 16, 2016, filed by D. E. Shaw Kalon Portfolios, L.L.C. (Shaw Kalon), D. E. Shaw Heliant Manager, L.L.C. (Shaw Heliant Manager), D. E. Shaw Heliant Adviser, L.L.C. (Shaw Heliant Adviser), D. E. Shaw & Co., L.L.C. (Shaw LLC), D. E. Shaw & Co., L.P. (Shaw LP) and David E. Shaw with respect to 1,507,962 shares of LBRDA, which states that (i) Shaw Kalon has shared voting power and dispositive power over 1,507,962 shares, (ii) Shaw Heliant Manager and Shaw Heliant Adviser have shared voting power and dispositive power over 1,512,481 shares, (iii) Shaw LLC has shared voting power and dispositive power over 1,535,617 shares and (iv) Shaw LP and Mr. Shaw have shared voting power over 1,559,081 shares and shared dispositive power over 1,560,681 shares.

(7)
Based on Form 13F, dated February 16, 2016, filed by D. E. Shaw & Co., Inc., Shaw LP, D. E. Shaw Investment Management, L.L.C., Shaw Heliant Adviser, D. E. Shaw Advisor II, L.L.C. and D. E. Shaw Advisor, L.L.C. (collectively, Shaw) which states that Shaw has shared investment power over 2,973,512 shares and sole voting power over 2,944,338 shares.

Security Ownership of Management

        The following table sets forth information with respect to the ownership by each of our directors and named executive officers and by all of our directors and executive officers as a group of shares of LBRDA, LBRDB and LBRDK. The security ownership information with respect to our common stock is given as of February 29, 2016, and, in the case of percentage ownership information, is based upon (1) 26,176,694 LBRDA shares, (2) 2,467,547 LBRDB shares and (3) 74,672,640 LBRDK shares, in each case, outstanding on that date. The percentage voting power is presented in the table below on an aggregate basis for all LBRDA and LBRDB shares.

        Shares of restricted stock that have been granted pursuant to our incentive plans are included in the outstanding share numbers, for purposes of the table below and throughout this proxy statement. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after February 29, 2016 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person and for the aggregate percentage owned by the directors and named executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person. For purposes of the following presentation, beneficial ownership of shares of LBRDB, though convertible on a one-for-one basis into shares of LBRDA, are reported as beneficial ownership of LBRDB only, and not as beneficial ownership of LBRDA. So far as is known to us, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
John C. Malone	LBRDA	301	(1)(2)(3)(4)	1.2	47.1
Chairman of the Board	LBRDB	2,364	(1)(2)(5)	95.8
	LBRDK	5,829	(1)(3)(4)(5)	7.8
Gregory B. Maffei	LBRDA	759	(6)(7)	2.9	1.5
President, Chief Executive	LBRDB	—		—
Officer and Director	LBRDK	1,834	(6)(7)	2.4
Richard R. Green	LBRDA	**	(8)	*	*
Director	LBRDB	—		—
	LBRDK	**	(8)	*
J. David Wargo	LBRDA	93	(9)(10)	*	*
Director	LBRDB	—		—
	LBRDK	279	(9)(10)	*
John E. Welsh III	LBRDA	3		*	*
Director	LBRDB	—		—
	LBRDK	**		*
Richard N. Baer	LBRDA	2	(12)	*	*
Chief Legal Officer	LBRDB	—		—
	LBRDK	7	(12)	*
Albert E. Rosenthaler	LBRDA	44	(6)	*	*
Chief Tax Officer	LBRDB	—		—
	LBRDK	52	(6)	*
Christopher W. Shean	LBRDA	42	(6)	*	*
Chief Financial Officer	LBRDB	—		—
	LBRDK	86	(6)	*
All directors and executive officers as a group (8 persons)	LBRDA	1,243	(1)(2)(3)(4)(6)(7)(8)(9)(10)(11)	4.7	48.9
	LBRDB	2,364	(1)(2)(5)	95.8
	LBRDK	8,086	(1)(3)(4)(5)(6)(7)(8)(9)(10)(11)	10.8

*
Less than one percent

**
Less than 1,000 shares

(1)
Includes 25,444 LBRDA shares, 57,641 LBRDB shares and 216,024 LBRDK shares held by Mr. Malone's wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)
Includes 8,689 shares of LBRDA and 27,171 shares of LBRDB held by two trusts which are managed by an independent trustee, of which the beneficiaries are Mr. Malone's adult children and in which Mr. Malone has no pecuniary interest. Mr. Malone retains the right to substitute assets held by the trusts and has disclaimed beneficial ownership of the shares held by the trusts.

(3)
Includes 153,226 shares of LBRDA and 1,400,000 shares of LBRDK pledged to Fidelity Brokerage Services, LLC (Fidelity); one share of LBRDA and 260,000 shares of LBRDK pledged to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Merrill Lynch); and 1,693,054 shares of LBRDK pledged to Bank of America (BoA) in connection with margin loan facilities extended by Fidelity, Merrill Lynch and BoA.

(4)
Includes 62,500 shares of LBRDA and 514,500 shares of LBRDK held by The Malone Family Land Preservation Foundation and 50,760 shares of LBRDA and 133,058 shares of LBRDK held by The Malone Family Foundation, as to which shares Mr. Malone has disclaimed beneficial ownership.

(5)
Includes 122,649 shares of LBRDB and 712,220 shares of LBRDK held by two trusts with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest in the trusts.

(6)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options exercisable within 60 days after February 29, 2016.

	LBRDA	LBRDK
Gregory B. Maffei	290,395	586,838
Albert E. Rosenthaler	26,772	16,750
Christopher W. Shean	25,201	50,928

Total	342,368	654,516

(7)
Includes 86,248 shares of LBRDA and 173,024 shares of LBRDK held by the Maffei Foundation, as to which shares Mr. Maffei has disclaimed beneficial ownership.

(8)
Includes 165 shares of LBRDA and 429 shares of LBRDK held by Mr. Green's wife, as to which Mr. Green disclaims beneficial ownership.

(9)
Includes 11,250 LBRDA shares and 41,514 LBRDK shares held in various accounts managed by Mr. Wargo, as to which shares Mr. Wargo has disclaimed beneficial ownership. Also includes 901 LBRDA shares and 2,357 LBRDK shares held by Mr. Wargo's spouse and 4,265 shares of LBRDA and 11,168 shares of LBRDK held by Mr. Wargo's brother as to which, in each case, Mr. Wargo has disclaimed beneficial ownership.

(10)
Includes (i) 78,155 shares of LBRDA and 240,795 shares of LBRDK pledged to Fidelity in connection with a margin loan facility extended by Fidelity to Mr. Wargo; (ii) 5,209 shares of LBRDA and 13,639 shares of LBRDK pledged to UBS Financial Services, Inc. (UBS) in connection with margin loan facilities extended by UBS to Mr. Wargo; and (iii) 1,200 shares of LBRDA and 1,200 shares of LBRDK held by Mr. Wargo's brother that are pledged to Fidelity in connection with a margin loan facility extended by Fidelity to Mr. Wargo's brother.

(11)
Includes restricted shares, none of which has vested, as follows:

	LBRDA	LBRDK
Richard N. Baer	2,422	4,843

Total	2,422	4,843

Changes in Control

        We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

PROPOSALS OF OUR BOARD

        The following proposals will be presented at the annual meeting by our board of directors.

PROPOSAL 1—THE DIRECTOR ELECTION PROPOSAL

Board of Directors

        Our board of directors currently consists of five directors, divided among three classes. Our Class II directors, whose terms will expire at the annual meeting, are Richard R. Green and Gregory B. Maffei. Messrs. Green and Maffei are nominated for election to our board to continue to serve as Class II directors, and we have been informed that Messrs. Green and Maffei are each willing to continue to serve as a director of our company. The term of the Class II directors who are elected at the annual meeting will expire at the annual meeting of our stockholders in the year 2019. Our Class I director, whose term will expire at the annual meeting of our stockholders in the year 2017, is J. David Wargo. Our Class III directors, whose term will expire at the annual meeting of our stockholders in the year 2017, are John C. Malone and John E. Welsh III.

        If any nominee should decline election or should become unable to serve as a director of our company for any reason before election at the annual meeting, votes will be cast by the persons appointed as proxies for a substitute nominee, if any, designated by the board of directors.

        The following lists the two nominees for election as directors at the annual meeting and the three directors of our company whose term of office will continue after the annual meeting, and includes as to each person how long such person has been a director of our company, such person's professional background, other public company directorships and other factors considered in the determination that such person possesses the requisite qualifications and skills to serve as a member of our board of directors. All positions referenced in the biographical information below with our company include, where applicable, positions with our predecessors. The number of shares of our common stock beneficially owned by each director, as of February 29, 2016, is set forth in this proxy statement under the caption "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

  Nominees for Election as Directors

  Gregory B. Maffei

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  Age:  55

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  Chief Executive Officer, President and a director of our company.

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  Professional Background:  Mr. Maffei has served as a director and the President and Chief Executive Officer of our company since June 2014, Liberty Media Corporation (Liberty Media) (including its predecessor) since May 2007 and Liberty TripAdvisor Holdings, Inc. (Liberty TripAdvisor) since July 2013 and as its Chairman of the Board since June 2015. He has served as the President and Chief Executive Officer of Liberty Interactive Corporation (Liberty Interactive) since February 2006 and as a director since November 2005. He also served as its CEO-Elect from November 2005 through February 2006. Prior thereto, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation, Chairman, President and Chief Executive Officer of 360networks Corporation, and Chief Financial Officer of Microsoft Corporation.

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  Other Public Company Directorships:  Mr. Maffei has served as (i) the Chairman of the Board of Starz since January 2013, (ii) the Chairman of the Board of TripAdvisor, Inc. (TripAdvisor) since February 2013, (iii) the Chairman of the Board of Live Nation Entertainment, Inc. (Live Nation) since March 2013 and as a director since February 2011, (iv) the Chairman of the Board of

    Sirius XM Holdings Inc. (Sirius XM) since April 2013 and as a director since March 2009, (v) a director of Zillow Group, Inc. since February 2015, having previously served as a director of its predecessor, Zillow, Inc., from May 2005 to February 2015 and (vi) a director of Charter Communications, Inc. (Charter) since May 2013. Mr. Maffei served as a director of (i) Barnes & Noble, Inc. from September 2011 to April 2014, (ii) Electronic Arts, Inc. from June 2003 to July 2013 and (iii) DIRECTV and its predecessors from February 2008 to June 2010.

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  Board Membership Qualifications:  Mr. Maffei brings to the board significant financial and operational experience based on his senior policy making positions at our company, Liberty Media, Liberty Interactive, Liberty TripAdvisor, Oracle Corporation, 360networks Corporation and Microsoft Corporation, and his public company board experience. He provides the board with executive leadership perspective on the operations and management of large public companies and risk management principles.

  Richard R. Green

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  Age:  78

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  A director of our company.

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  Professional Background:  Dr. Green has served as a director of our company since November 2014. For over 20 years, Dr. Green served as President and Chief Executive Officer of CableLabs® before retiring in December 2009. Prior to joining CableLabs®, he was a senior vice president at PBS from 1984 through 1988, and served as a director of CBS's Advanced Television Technology Laboratory from 1980 through 1983. Dr. Green is a Professor of Engineering and Director of the Center of Technology and Innovation at the University of Denver. He also serves as a director of Jones/NCTI, a Jones Knowledge Company, which is a workforce performance solutions company for individuals and broadband companies.

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  Other Public Company Directorships:  Dr. Green has served as a director of Liberty Global plc (LGP) and its predecessors since December 2008. He has also served as a director of Shaw Communications, Inc., a telecommunications company based in Canada, since 2010.

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  Board Membership Qualifications:  Dr. Green brings to the board his extensive professional and executive background and his particular knowledge and experience in the complex and rapidly changing field of technology for broadband communications services, which contributes to our company's evaluation of technological initiatives and challenges and strengthens the board's collective qualifications, skills and attributes.

  Directors Whose Term Expires in 2017

  John C. Malone

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  Age:  75

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  Chairman of the Board of our company.

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  Professional Background:  Mr. Malone has served as the Chairman of the Board of our company since November 2014. He served as Chairman of the Board of Liberty Interactive, including its predecessors, since its inception in 1994 and served as Liberty Interactive's Chief Executive Officer from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of Tele-Communications, Inc. (TCI) from November 1996 until March 1999, when it was acquired by AT&T Corp., and as Chief Executive Officer of TCI from January 1994 to March 1997.

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  Other Public Company Directorships:  Mr. Malone has served as (i) a director and Chairman of the Board of Liberty Interactive since 1994, (ii) Chairman of the Board of Liberty Media

    (including its predecessor) since August 2011 and as a director since December 2010, (iii) the Chairman of the Board of LGP since June 2013, having previously served as Chairman of the Board of Liberty Global, Inc. (LGI) from June 2005 to June 2013 and LGI's predecessor, Liberty Media International, Inc. (LMI), from March 2004 to June 2005, and a director of UnitedGlobalCom, Inc., now a subsidiary of LGP, from January 2002 to June 2005, (iv) a director of Discovery Communications, Inc. (Discovery) since September 2008 and a director of Discovery Holding Company (DHC), from May 2005 to September 2008 and as Chairman of the Board from March 2005 to September 2008, (v) a director of Expedia, Inc. since December 2012, having previously served as a director from August 2005 to November 2012, (vi) a director of Charter since May 2013 and (vii) a director of Lions Gate Entertainment Corp. since March 2015. Previously, he served as (i) the Chairman of the Board of Liberty TripAdvisor from August 2014 to June 2015, (ii) a director of Sirius XM from April 2009 to May 2013, (iii) a director of Ascent Capital Group, Inc. from January 2010 to September 2012, (iv) a director of Live Nation from January 2010 to February 2011, (v) a director of DIRECTV and its predecessors from February 2008 to June 2010 and (vi) a director of IAC/InterActive Corp from May 2006 to June 2010.

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  Board Membership Qualifications:  Mr. Malone, as President of TCI, co-founded Liberty Interactive's former parent company and is considered one of the preeminent figures in the media and telecommunications industry. He is well known for his sophisticated problem solving and risk assessment skills.

  John E. Welsh III

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  Age:  65

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  A director of our company.

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  Professional Background:  Mr. Welsh has served as a director of our company since November 2014. Mr. Welsh has served as the President of Avalon Capital Partners LLC, an investment firm, since 2002. He served as a director of CIP Management LLC from October 2000 to December 2002 and as Managing Director and Vice-Chairman of the Board of SkyTel Communications, Inc. from 1992 to 1999. Prior to 1992, Mr. Welsh was Managing Director of Investment Banking of Prudential Securities, Inc. and Co-Head of the Mergers and Acquisitions Department.

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  Other Public Company Directorships:  Mr. Welsh has served as a director of General Cable Corp. since 1997 and Chairman of the Board since August 2001. He previously served as a director of Spreckels Industries, Inc., York International, Inc. from 1996 to 2000, and Integrated Electrical Services Corp. from 2006 to 2013.

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  Board Membership Qualifications:  Mr. Welsh brings to the board a strong financial background in investment banking and investment management and his experience as an audit committee member of Integrated Electrical Services Corp. In addition to possessing strong leadership and collaboration skills, Mr. Welsh has substantial experience involving the management and operation of technology companies. He is also an important resource with respect to the financial services firms that our company may engage from time to time.

  Director Whose Term Expires in 2018

  J. David Wargo

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  Age:  62

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  A director of our company.

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  Professional Background:  A director of our company since March 2015, Mr. Wargo is the founder and president of Wargo & Company, Inc., a private company specializing in investing in the communications industry since 1993. Mr. Wargo is a co-founder and was a member of New Mountain Capital, LLC from 2000 to 2008. Prior to starting Wargo & Company, he was a managing director and senior analyst of The Putnam Companies from 1989 to 1992, senior vice president and a partner in Marble Arch Partners from 1985 to 1989 and senior analyst, assistant director of research and a partner in State Street Research and Management Company from 1978 to 1985.

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  Other Public Company Directorships:  Mr. Wargo has served as a director of Liberty TripAdvisor since August 2014. Mr. Wargo has also served as a director of LGP since June 2013, having previously served as a director of LGI from June 2005 to June 2013 and as a director of LMI from May 2004 to June 2005. He has served as a director of Discovery since September 2008, having previously served as a director of DHC from May 2005 to September 2008, and as a director of Strayer Education, Inc. since March 2001.

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  Board Membership Qualifications:  Mr. Wargo's extensive background in investment analysis and management, experience as a public company board member and his particular expertise in finance and capital markets contribute to our board's consideration of our capital structure and evaluation of investment and financial opportunities and strategies and strengthen our board's collective qualifications, skills and attributes.

Vote and Recommendation

        A plurality of the affirmative votes of the outstanding shares of our common stock that are entitled to vote at the annual meeting and are voted in person or by proxy, voting together as a single class, is required to elect Messrs. Maffei and Green as Class II members of our board of directors.

        Our board of directors unanimously recommends a vote "FOR" the election of each nominee to our board of directors.

 PROPOSAL 2—THE AUDITORS RATIFICATION PROPOSAL

        We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2016.

        Even if the selection of KPMG LLP is ratified, the audit committee of our board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our audit committee determines that such a change would be advisable. In the event our stockholders fail to ratify the selection of KPMG LLP, our audit committee will consider it as a direction to select other auditors for the year ending December 31, 2016.

        A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Audit Fees and All Other Fees

        The following table presents fees incurred for professional audit services rendered by KPMG LLP for the audit of our consolidated financial statements for 2015 and 2014 and fees billed for other services rendered by KPMG LLP.

	2015	2014
Audit fees	$804,469	$482,902
Audit related fees(1)	—	—

Audit and audit related fees	804,469	482,902
Tax fees(2)	10,285	—

Total fees	$814,754	$482,902

(1)
Audit related fees consist of professional consultations with respect to accounting issues affecting our financial statements, reviews of registration statements and issuance of consents, due diligence related to potential business combinations and audits of financial statements of certain employee benefit plans.

(2)
Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions.

        Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

        Our audit committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has approved the engagement of our independent auditor to provide the following services (all of which are collectively referred to as pre-approved services):

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  audit services as specified in the policy, including (i) financial audits of our company and our subsidiaries, (ii) services associated with registration statements, periodic reports and other documents filed or issued in connection with securities offerings (including comfort letters and consents), (iii) attestations of management reports on our internal controls and (iv) consultations with management as to accounting or disclosure treatment of transactions;

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  audit related services as specified in the policy, including (i) due diligence services, (ii) financial statement audits of employee benefit plans, (iii) consultations with management as to the accounting or disclosure treatment of transactions, (iv) attest services not required by statute or regulation, (v) certain audits incremental to the audit of our consolidated financial statements, (vi) closing balance sheet audits related to dispositions, and (vii) general assistance with implementation of the requirements of certain SEC rules or listing standards; and

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  tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence and advice regarding mergers and acquisitions.

        Notwithstanding the foregoing general pre-approval, if an individual project involving the provision of pre-approved services is expected to result in fees in excess of $50,000, or if individual projects under $50,000 are expected to total $250,000 during the period between the regularly scheduled meetings of the audit committee, then such projects will require the specific pre-approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to the chairman of the audit committee, subject to his subsequent disclosure to the entire audit committee of the granting of any such approval. John E. Welsh III currently serves as the chairman of our audit committee. In addition, the independent auditor is required to provide a report at each regularly scheduled audit committee meeting on all pre-approved services incurred during the preceding quarter. Any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee.

        Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

        All services provided by our independent auditor during 2015 were approved in accordance with the terms of the policy.

Vote and Recommendation

        The affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class, is required to approve the auditors ratification proposal.

        Our board of directors unanimously recommends a vote "FOR" the auditors ratification proposal.

MANAGEMENT AND GOVERNANCE MATTERS

Executive Officers

        The following lists the executive officers of our company (other than Gregory B. Maffei, our President and Chief Executive Officer, who also serves as a director of our company and who is listed under "Proposals of Our Board—Proposal 1—The Director Election Proposal"), their ages and a description of their business experience, including positions held with our company. All positions referenced in the table below with our company include, where applicable, positions with our predecessors.

Name	Positions
Richard N. Baer Age: 59	Mr. Baer has served as Chief Legal Officer of our company, Liberty Media, Liberty Interactive and Liberty TripAdvisor since January 2016. He had also served as a Senior Vice President and General Counsel of our company from June 2014 to December 2015, Liberty Interactive and Liberty Media from January 2013 to December 2015 and Liberty TripAdvisor from July 2013 to December 2015. Previously, Mr. Baer served as Executive Vice President and Chief Legal Officer of UnitedHealth Group Incorporated from May 2011 to December 2012. He served as Executive Vice President and General Counsel of Qwest Communications International Inc. from December 2002 to April 2011 and Chief Administrative Officer from August 2008 to April 2011.
Albert E. Rosenthaler Age: 56

Mr. Rosenthaler has served as Chief Tax Officer of our company, Liberty Interactive, Liberty Media and Liberty TripAdvisor since January 2016. He has also served as a Senior Vice President of our company from June 2014 to December 2015, a Senior Vice President of Liberty Media (including its predecessor) from May 2007 to December 2015, Liberty Interactive from April 2002 to December 2015, and Liberty TripAdvisor from July 2013 to December 2015.

Christopher W. Shean Age: 50

Mr. Shean has served as Chief Financial Officer of our company since June 2014 and of Liberty Media and Liberty Interactive since November 2011. He also served as a Senior Vice President of our company from June 2014 to December 2015. He previously served as a Senior Vice President of Liberty Media (including its predecessor) from May 2007 to December 2015 and the Controller from May 2007 to October 2011. Previously, Mr. Shean served as a Senior Vice President of Liberty Interactive from January 2002 through December 2015, the Controller from October 2000 to October 2011 and a Vice President from October 2000 to January 2002. Mr. Shean had also served as a Senior Vice President and Chief Financial Officer of Liberty TripAdvisor from July 2013 to December 2015.

        Our executive officers will serve in such capacities until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship between any of our executive officers or directors, by blood, marriage or adoption.

        During the past ten years, none of the above persons has had any involvement in such legal proceedings as would be material to an evaluation of his ability or integrity.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.

        Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to us during our most recent fiscal year, or written representations that no Forms 5 were required, we believe that, during the year ended December 31, 2015, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were met.

Code of Ethics

        We have adopted a code of ethics that applies to all of our employees, directors and officers, which constitutes our "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act. Our code of ethics is available on our website at www.libertybroadband.com.

Director Independence

        It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no direct or indirect material relationship with us. To assist our board of directors in determining which of our directors qualify as independent for purposes of Nasdaq rules as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our board of directors follows the Corporate Governance Rules of The Nasdaq Stock Market on the criteria for director independence.

        Our board of directors has determined that each of Richard R. Green, J. David Wargo and John E. Welsh III qualifies as an independent director of our company. Our board of directors also determined that Donne F. Fisher, who retired from our board of directors in June 2015, also qualified as an independent director of our company during his service on our board.

Board Composition

        As described above under "Proposals of Our Board—Proposal 1—The Director Election Proposal," our board is comprised of directors with a broad range of backgrounds and skill sets, including in media and telecommunications, science and technology, venture capital, investment banking, auditing and financial engineering. For more information on our policies with respect to board candidates, see "—Committees of the Board of Directors—Nominating and Corporate Governance Committee" below.

Board Leadership Structure

        Our board has separated the positions of Chairman of the Board and Chief Executive Officer (principal executive officer). John C. Malone, one of our largest stockholders, holds the position of Chairman of the Board, leads our board and board meetings and provides strategic guidance to our Chief Executive Officer. Gregory B. Maffei, our President, holds the position of Chief Executive Officer, leads our management team and is responsible for driving the performance of our company. We believe this division of responsibility effectively assists our board in fulfilling its duties.

Board Role in Risk Oversight

        The board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant board committees. Our audit committee oversees management of financial risks and risks relating to potential conflicts of interest. Our compensation committee oversees the management of risks relating to our compensation arrangements with senior officers. Our nominating and corporate governance committee oversees risks associated with the independence of the board. These committees then provide reports periodically to the full board. The oversight responsibility of the board and its committees is enabled by management reporting processes that are designed to provide visibility to the board about the identification, assessment and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, legal and compliance, and other risks. Our management reporting processes include regular reports from Mr. Maffei, which are prepared with input from our senior management team, and also include input from our Internal Audit group.

Committees of the Board of Directors

  Executive Committee

        Our board of directors has established an executive committee, whose members are John C. Malone and Gregory B. Maffei. Except as specifically prohibited by the General Corporation Law of the State of Delaware, the executive committee may exercise all the powers and authority of our board of directors in the management of our business and affairs, including the power and authority to authorize the issuance of shares of our capital stock.

  Compensation Committee

        Our board of directors has established a compensation committee, whose chairman is J. David Wargo and whose other members are Richard R. Green and John E. Welsh III. See "—Director Independence" above.

        On November 4, 2014, the spin-off of our company (formerly a wholly-owned subsidiary of Liberty Media) from Liberty Media was completed (the Broadband Spin-Off). In connection with the Broadband Spin-Off, we entered into a Services Agreement, dated November 4, 2014, with Liberty Media (the services agreement), pursuant to which Liberty Media will provide us with administrative, executive and management services. The compensation committee will evaluate the services fee under the services agreement on at least an annual basis. In addition, the compensation committee may approve incentive awards or other forms of compensation to employees of Liberty Media who are providing services to our company, which employees include our executive officers. For example, in January 2015, our executive officers received restricted stock awards relating to our LBRDK shares shortly after the completion of our rights offering to purchase LBRDK shares (the rights offering). See "Executive Compensation—Compensation Discussion and Analysis—Equity Incentive Compensation."

        If we engage a chief executive officer, chief financial officer, chief legal officer, chief tax officer or chief development officer to perform services for our company outside the services agreement, the compensation committee will review and approve corporate goals and objectives relevant to the compensation of any such person. The compensation committee also oversees the compensation of the chief executive officers of our non-public operating subsidiaries. For a description of our current processes and policies for consideration and determination of executive compensation, including the role of our Chief Executive Officer and outside consultants in determining or recommending amounts and/or forms of compensation, see "Executive Compensation—Compensation Discussion and Analysis."

        Our board of directors has adopted a written charter for the compensation committee, which is available on our website at www.libertybroadband.com.

  Compensation Committee Report

        The compensation committee has reviewed and discussed with our management the "Compensation Discussion and Analysis" included under "Executive Compensation" below. Based on such review and discussions, the compensation committee recommended to our board of directors that the "Compensation Discussion and Analysis" be included in this proxy statement.

Submitted by the Members of the Compensation Committee
J. David Wargo Richard R. Green John E. Welsh III

  Compensation Committee Interlocks and Insider Participation

        No member of our compensation committee is or has been an officer or employee of our company, or has engaged in any related party transaction in which our company was a participant.

  Nominating and Corporate Governance Committee

        Our board of directors has established a nominating and corporate governance committee, whose chairman is Richard R. Green and whose other members are J. David Wargo and John E. Welsh III. See "—Director Independence" above.

        The nominating and corporate governance committee identifies individuals qualified to become board members consistent with criteria established or approved by our board of directors from time to time, identifies director nominees for upcoming annual meetings, develops corporate governance guidelines applicable to our company and oversees the evaluation of our board and management.

        The nominating and corporate governance committee will consider candidates for director recommended by any stockholder provided that such recommendations are properly submitted. Eligible stockholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Corporate Secretary, Liberty Broadband Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. Stockholder recommendations must be made in accordance with our bylaws, as discussed under "Stockholder Proposals" below, and contain the following information:

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  the name and address of the proposing stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and documentation indicating the number of shares of our common stock owned beneficially and of record by such person and the holder or holders of record of those shares, together with a statement that the proposing stockholder is recommending a candidate for nomination as a director;

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  the candidate's name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate's qualifications, as described below;

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  a statement detailing any relationship, arrangement or understanding between the proposing stockholder and/or beneficial owner(s), if different, and any other person(s) (including their names) under which the proposing stockholder is making the nomination and any affiliates or associates (as defined in Rule 12b-2 of the Exchange Act) of such proposing stockholder(s) or beneficial owner (each a Proposing Person);

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  a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board of directors;

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  any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

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  a representation as to whether the Proposing Person intends (or is part of a group that intends) to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

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  a representation by each Proposing Person who is a holder of record of our common stock as to whether the notice is being given on behalf of the holder of record and/or one or more beneficial owners, the number of shares held by any beneficial owner along with evidence of such beneficial ownership and that such holder of record is entitled to vote at the annual stockholders meeting and intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election;

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  a signed consent of the candidate to be named in the proxy statement and to serve as a director, if nominated and elected;

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  a representation as to whether the Proposing Person has received any financial assistance, funding or other consideration from any other person regarding the nomination (a Stockholder Associated Person) (including the details of such assistance, funding or consideration); and

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  a representation as to whether and the extent to which any hedging, derivative or other transaction has been entered into with respect to our company within the last six months by, or is in effect with respect to, the Proposing Person, any person to be nominated by the proposing stockholder or any Stockholder Associated Person, the effect or intent of which transaction is to mitigate loss to or manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proposing Person, its nominee, or any such Stockholder Associated Person.

        In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing stockholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.

        To be nominated to serve as a director, a nominee need not meet any specific minimum criteria. However, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and should be committed to the long-term interests of our stockholders. When evaluating a potential director nominee, including one recommended by a stockholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:

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  independence from management;

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  his or her unique background, including education, professional experience and relevant skill sets;

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  judgment, skill, integrity and reputation;

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  existing commitments to other businesses as a director, executive or owner;

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  personal conflicts of interest, if any; and

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  the size and composition of the existing board of directors, including whether the potential director nominee would positively impact the composition of the board by bringing a new perspective or viewpoint to the board of directors.

        The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The nominating and corporate governance committee does not have a formal policy with respect to diversity; however, our board and the nominating and corporate governance committee believe that it is important that our board members represent diverse viewpoints.

        When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to our board of directors, it may recommend to the full board that candidate's nomination and election.

        Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating and corporate governance committee will consider the director's past attendance at, and participation in, meetings of the board of directors and its committees and the director's formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member.

        The members of our nominating and corporate governance committee have determined that Messrs. Maffei and Green, who are nominated for election at the annual meeting, continue to be qualified to serve as directors of our company and such nomination was approved by the entire board of directors.

        Our board of directors has adopted a written charter for the nominating and corporate governance committee. Our board of directors has also adopted corporate governance guidelines, which were developed by the nominating and corporate governance committee. The charter and the corporate governance guidelines are available on our website at www.libertybroadband.com.

  Audit Committee

        Our board of directors has established an audit committee, whose chairman is John E. Welsh III and whose other members are Richard R. Green and J. David Wargo. See "—Director Independence" above.

        Our board of directors has determined that Mr. Welsh is our company's "audit committee financial expert" under applicable SEC rules and regulations. The audit committee reviews and monitors the corporate financial reporting and the internal and external audits of our company. The committee's functions include, among other things:

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  appointing or replacing our independent auditors;

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  reviewing and approving in advance the scope and the fees of our annual audit and reviewing the results of our audits with our independent auditors;

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  reviewing and approving in advance the scope and the fees of non-audit services of our independent auditors;

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  reviewing compliance with and the adequacy of our existing major accounting and financial reporting policies;

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  reviewing our management's procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices;

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  confirming compliance with applicable SEC and stock exchange rules; and

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  preparing a report for our annual proxy statement.

        Our board of directors has adopted a written charter for the audit committee, which is available on our website at www.libertybroadband.com.

  Audit Committee Report

        Each member of the audit committee is an independent director as determined by our board of directors, based on the listing standards of The Nasdaq Stock Market. Each member of the audit committee also satisfies the SEC's independence requirements for members of audit committees. Our board of directors has determined that Mr. Welsh is an "audit committee financial expert" under applicable SEC rules and regulations.

        The audit committee reviews our financial reporting process on behalf of our board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Our independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of our audited consolidated financial statements with U.S. generally accepted accounting principles. Our independent auditor also expresses its opinion as to the effectiveness of our internal control over financial reporting.

        Our audit committee has reviewed and discussed with management and KPMG LLP our most recent audited consolidated financial statements, as well as management's assessment of the effectiveness of our internal control over financial reporting and KPMG LLP's evaluation of the effectiveness of our internal control over financial reporting. Our audit committee has also discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees, including that firm's judgment about the quality of our accounting principles, as applied in its financial reporting.

        KPMG LLP has provided our audit committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the audit committee concerning independence, and the audit committee has discussed with KPMG LLP that firm's independence from the company and its subsidiaries.

        Based on the reviews, discussions and other considerations referred to above, our audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015, which was filed on February 12, 2016 with the SEC.

Submitted by the Members of the Audit Committee
John E. Welsh III Richard R. Green J. David Wargo

  Other

        Our board of directors, by resolution, may from time to time establish other committees of our board of directors, consisting of one or more of our directors. Any committee so established will have the powers delegated to it by resolution of our board of directors, subject to applicable law.

Board Meetings

        During 2015, there were eight meetings of our full board of directors, no meetings of our executive committee, four meetings of our compensation committee, one meeting of our nominating and corporate governance committee and five meetings of our audit committee.

Director Attendance at Annual Meetings

        Our board of directors encourages all members of the board to attend the 2016 annual meeting of our stockholders and to attend future annual meetings of our stockholders. Four of the five current directors attended our 2015 annual meeting of stockholders.

Stockholder Communication with Directors

        Our stockholders may send communications to our board of directors or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Liberty Broadband Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. All such communications from stockholders will be forwarded to our directors on a timely basis.

Executive Sessions

        Under the Nasdaq's corporate governance rules, the independent directors are required to meet in regularly scheduled executive sessions, without management participation.

        Any interested party who has a concern regarding any matter that it wishes to have addressed by our independent directors, as a group, at an upcoming executive session may send its concern in writing addressed to Independent Directors of Liberty Broadband Corporation, c/o Liberty Broadband Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. The current independent directors of our company are Richard R. Green, J. David Wargo and John E. Welsh III.

EXECUTIVE COMPENSATION

        This section sets forth information relating to, and an analysis and discussion of, compensation paid by our company to the following persons (who we collectively refer to as our named executive officers):

  •
  Gregory B. Maffei, our Chief Executive Officer and President;

  •
  Christopher W. Shean, our Chief Financial Officer; and

  •
  Richard N. Baer and Albert E. Rosenthaler, our other two most highly compensated executive officers at the end of 2015.

        Pursuant to the services agreement (as described below), employees of Liberty Media perform management services for our company for a monthly fee, which is reviewed quarterly by the audit committees of our company and Liberty Media. As described above, our executive officers are comprised of Messrs. Maffei, Baer, Rosenthaler and Shean, each of which is an employee of Liberty Media and provides executive services to our company under the services agreement. They are not separately compensated by our company other than with respect to any equity awards relating to our common stock that our compensation committee may determine to grant. In January 2015, our named executive officers each received an award of time-vested restricted stock relating to shares of LBRDK (the 2015 Restricted Stock Awards) in connection with the rights offering as described below in "—Equity Incentive Compensation." Our named executive officers did not receive any other equity awards relating to our common stock in 2015.

Compensation Discussion and Analysis

  Compensation Overview

  Services Agreement

        In connection with the Broadband Spin-Off, we entered into the services agreement with Liberty Media in November 2014, pursuant to which Liberty Media provides to our company certain administrative and management services, and we pay Liberty Media a monthly management fee, the amount of which is subject to semi-annual review (and at least an annual review by our compensation committee). As a result, employees, including our named executive officers, who provide services to our company pursuant to the services agreement, are not separately compensated by our company other than with respect to equity awards with respect to our common stock. For the year ended December 31, 2015, we accrued management fees payable to Liberty Media under the services agreement of $2,278,605.

  Role of Chief Executive Officer in Compensation Decisions; Setting Executive Compensation

        Mr. Maffei did not have any role in making compensation decisions for the year ended December 31, 2015.

        Prospectively, Mr. Maffei may make recommendations with respect to any equity compensation to be awarded to our executive officers. As a result of the management fee paid to Liberty Media, the compensation committee does not expect to provide any cash compensation to the executive officers, rather it may determine to separately compensate the executive officers with equity incentive compensation. It is expected that our Chief Executive Officer, in making any related recommendations to our compensation committee, will evaluate the performance and contributions of each of our executive officers, given his respective area of responsibility, and, in doing so, will consider various qualitative factors such as:

  •
  the executive officer's experience and overall effectiveness;

  •
  the executive officer's performance;

  •
  the responsibilities of the executive officer, including any changes to those responsibilities over the year; and

  •
  the executive officer's demonstrated leadership and management ability.

        At the 2015 annual stockholder meeting, stockholders representing a majority of the aggregate voting power of Liberty Broadband present and entitled to vote on its say-on-pay proposal approved, on an advisory basis, Liberty Broadband's executive compensation, as disclosed in our proxy statement for the 2015 annual meeting of stockholders. No material changes were implemented to our executive compensation program as a result of this vote. In addition, at the 2015 annual meeting of stockholders, stockholders elected to hold a say-on-pay vote every three years.

  Equity Incentive Compensation

        For 2015, the principal component of our named executive officers' compensation was the 2015 Restricted Stock Awards granted on January 14, 2015 shortly after the completion of the rights offering. In connection with the rights offering, all holders of options or stock appreciation rights relating to shares of our common stock received a 2015 Restricted Stock Award to compensate for the diminution in value of the common stock underlying these equity awards. The 2015 Restricted Stock Awards vested in full on March 20, 2015. For more information regarding the 2015 Restricted Stock Awards, please see the "Grants of Plan-Based Awards" table below.

        The equity awards held by our named executive officers and reported below in "—Outstanding Equity Awards at Fiscal Year-End" (other than the stock options granted to Mr. Maffei in 2014 after the Broadband Spin-Off) were issued as a result of the anti-dilution adjustments applied to their outstanding Liberty Media equity awards at the time of the completion of the Broadband Spin-Off, including their outstanding multi-year grants described below.

        Consistent with our compensation philosophy, our compensation committee believes in aligning the interests of the named executive officers with those of our stockholders and may grant awards of stock-based incentive compensation in the future to further align their interests. This will ensure that our executives have a continuing stake in our long-term success.

        The Liberty Broadband Corporation 2014 Omnibus Incentive Plan (Amended and Restated as of March 11, 2015) (the incentive plan) provides for the grant of a variety of incentive awards, including stock options, restricted shares, restricted stock units, stock appreciation rights and performance awards. Our compensation committee has a preference for grants of stock options and awards of restricted stock or restricted stock units (as compared with other types of available awards under the incentive plan) based on the belief that they better promote retention of key employees through the continuing, long-term nature of an equity investment. It is the policy of our compensation committee that stock options be awarded with an exercise price equal to fair market value on the date of grant, typically measured by reference to the closing price on the grant date.

        Prior to the Broadband Spin-Off, the Liberty Media compensation committee (and, prior to September 2011 when Liberty Media's former parent company (Old LMC) was split-off from its former parent company, Liberty Interactive, the Liberty Interactive compensation committee) determined to make larger grants (equaling approximately four to five years' value of the annual grants made in years prior to 2009) that vest between four and five and three-quarters years after grant, rather than making annual grants over the same period. These multi-year grants provide for back-end weighted vesting and generally expire ten years after grant to encourage executives to remain with the company over the long-term and to better align their interests with those of the stockholders. In that regard, multi-year awards were granted to our executive officers prior to 2014, including to our named executive officers, and, accordingly, the multi-year awards were adjusted in connection with the Broadband Spin-Off pursuant to the anti-dilution provisions of the incentive plans under which they were granted.

Policy on Restatements

        In those instances where we grant equity-based incentive compensation, we expect to include in the related agreement with the executive a right, in favor of our company, to require the executive to repay or return to the company any cash, stock or other incentive compensation (including proceeds from the disposition of shares received upon exercise of options or stock appreciation rights). That right will arise if (1) a material restatement of any of our financial statements is required and (2) in the reasonable judgment of our compensation committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the executive. In determining the amount of such repayment or return, our compensation committee may take into account, among other factors it deems relevant, the extent to which the market value of the applicable series of our common stock was affected by the errors giving rise to the restatement. The cash, stock or other compensation that we may require the executive to repay or return must have been received by the executive during the 12-month period beginning on the date of the first public issuance or the filing with the SEC, whichever occurs earlier, of the financial statement requiring restatement. The compensation required to be repaid or returned will include (1) cash or company stock received by the executive (A) upon the exercise during that 12-month period of any stock appreciation right held by the executive or (B) upon the payment during that 12-month period of any incentive compensation, the value of which is determined by reference to the value of company stock, and (2) any proceeds received by the executive from the disposition during that 12-month period of company stock received by the executive upon the exercise, vesting or payment during that 12-month period of any award of equity-based incentive compensation.

Summary Compensation Table

Name and Principal Position (as of 12/31/15)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gregory B. Maffei	2015	—	—	2,310,814	—	—	—	—	2,310,814
President and Chief	2014	—	—	—	25,193,700	—	—	—	25,193,700
Executive Officer
Richard N. Baer	2015	—	—	140,563	—	—	—	—	140,563
Senior Vice President	2014	—	—	—	—	—	—	—	—
and General Counsel
Albert E. Rosenthaler	2015	—	—	147,041	—	—	—	—	147,041
Senior Vice President	2014	—	—	—	—	—	—	—	—
Christopher W. Shean	2015	—	—	133,316	—	—	—	—	133,316
Senior Vice President	2014	—	—	—	—	—	—	—	—
and Chief Financial
Officer

(1)
Reflects the grant date fair value of restricted stock awarded to our named executive officers in 2015 and stock options awarded to Mr. Maffei in 2014, which has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 11 to our consolidated financial statements for the year ended December 31, 2015 (which are included in our Annual Report on Form 10-K as filed with the SEC on February 12, 2016 (the 2015 10-K)).

Executive Compensation Arrangements

  Gregory B. Maffei

        Option Grant.    On December 17, 2014, Mr. Maffei received a one-time grant of 1,500,000 options to purchase shares of LBRDK at an exercise price of $48.10 per share (the 2014 Options). One-half of the 2014 Options will vest on the fourth anniversary of the grant date with the remaining 2014 Options vesting on the fifth anniversary of the grant date, in each case, subject to Mr. Maffei being employed on the applicable vesting date. The 2014 Options will have a term of ten years. Pursuant to the services agreement, as an employee of Liberty Media, Mr. Maffei provides services to our company and is not separately compensated by our company other than with respect to equity awards with respect to our common stock.

        Upon a "change in control" (as defined in the award agreement relating to the 2014 Options) prior to Mr. Maffei's termination or in the event of Mr. Maffei's termination for death or disability, all of his unvested 2014 Options will become exercisable. If Mr. Maffei is terminated by our company for "cause" (as such term is defined in the award agreement relating to the 2014 Options), all of his unvested 2014 Options will terminate. If Mr. Maffei is terminated by our company without "cause" or if he terminates his employment for "good reason" (as such term is defined in the award agreement relating to the 2014 Options), then each unvested tranche of 2014 Options will vest pro rata based on the number of days in the vesting period for such tranche elapsed since the grant date plus 548 calendar days; however, in the event (i) all members of the "Malone Group" (as such term is defined in the award agreement relating to the 2014 Options) cease to beneficially own our company's securities representing at least 20% of our voting power, (ii) within 90 to 210 days of clause (i) Mr. Maffei's employment is terminated by our company without cause or by Mr. Maffei for good reason and (iii) at the time of clause (i) Mr. Maffei does not beneficially own our company's securities representing at least 20% of our voting power, then all unvested 2014 Options will vest in full as of the date of Mr. Maffei's termination. In no event will the vesting of the 2014 Options accelerate upon Mr. Maffei's voluntary termination of his employment with our company without good reason. In addition, in no event will the vesting of the 2014 Options accelerate upon termination of Mr. Maffei's employment for any reason with Liberty Media. In the event of a change in control prior to Mr. Maffei's termination, all of the 2014 Options will remain exercisable until the end of the term. If Mr. Maffei is terminated for cause prior to December 31, 2019 (without a prior change in control occurring), then all vested 2014 Options will expire on the 90th day following such termination. In all other events of termination or if Mr. Maffei has not been terminated prior to December 31, 2019, all vested 2014 Options will expire at the end of the term.

  Equity Incentive Plans

        The incentive plan is designed to provide additional remuneration to officers, employees, nonemployee directors and independent contractors for service to our company and to encourage those persons' investment in our company. Non-qualified stock options, SARs, restricted shares, restricted stock units, cash awards, performance awards or any combination of the foregoing may be granted under the incentive plan (collectively, awards). The maximum number of shares of our common stock with respect to which awards may be granted is 8,400,000, subject to anti-dilution and other adjustment provisions of the incentive plan. With limited exceptions, under the incentive plan, no person may be granted in any calendar year awards covering more than 2,000,000 shares of our common stock, subject to anti-dilution and other adjustment provisions of the incentive plan. In addition, no person may receive payment for cash awards during any calendar year in excess of $10 million and no nonemployee director may be granted during any calendar year awards having a value (as determined on the grant date of such award) in excess of $3 million. Shares of our common stock issuable pursuant to awards will be made available from either authorized but unissued shares or shares that have been issued but reacquired by our company. The incentive plan is administered by the compensation committee with regard to all awards granted under the incentive plan (other than awards granted to the nonemployee directors), and the compensation committee has full power and authority to determine the terms and conditions of such awards. The incentive plan is administered by the full board of directors with regard to all awards granted under the incentive plan to nonemployee directors, and the full board of directors has full power and authority to determine the terms and conditions of such awards.

        In connection with the Broadband Spin-Off, new equity incentive awards with respect to our common stock (new Broadband awards) were issued in connection with adjustments made to outstanding equity incentive awards with respect to shares of Liberty Media common stock which have been granted to various directors, officers and employees and consultants of Liberty Media and certain of its subsidiaries pursuant to the various stock incentive plans administered by the Liberty Media board of directors or the compensation committee thereof. These new Broadband awards were issued pursuant to the Liberty Broadband Corporation Transitional Stock Adjustment Plan (the transitional plan), which governs the terms and conditions of the new Broadband awards but will not be used to make any additional grants following the Broadband Spin-Off.

Grants of Plan-Based Awards

        The following table contains information regarding plan-based incentive awards granted during the year ended December 31, 2015 to the named executive officers.

					All Other Stock Awards: Number of Shares of Stock or Units (#)
		Estimated Future Payouts under Non-equity Incentive Plan Awards
						Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Gregory B. Maffei
LBRDK	01/14/2015	—	—	—	48,152	2,310,814	(1)
Richard N. Baer
LBRDK	01/14/2015	—	—	—	2,929	140,563	(1)
Albert E. Rosenthaler
LBRDK	01/14/2015	—	—	—	3,064	147,041	(1)
Christopher W. Shean
LBRDK	01/14/2015	—	—	—	2,778	133,316	(1)

(1)
Represents the 2015 Restricted Stock Awards granted to holders of options or stock appreciation rights, including our named executive officers, shortly after the completion of the rights offering.

Outstanding Equity Awards at Fiscal Year-End

        The following table contains information regarding unexercised options and unvested shares of our common stock which were outstanding as of December 31, 2015 and held by the named executive officers.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Gregory B. Maffei
Option Awards
LBRDA	290,395	—		33.12	12/17/2019	—		—
LBRDK	586,838	—		33.11	12/17/2019	—		—
LBRDK	—	1,500,000	(1)	48.10	12/17/2024	—		—
Richard N. Baer
Option Awards
LBRDA	13,286	13,288	(2)	32.81	11/08/2022	—		—
LBRDK	26,851	26,851	(2)	32.80	11/08/2022	—		—
Stock Awards
LBRDA	—	—		—	—	2,422	(3)	125,096
LBRDK	—	—		—	—	4,843	(3)	251,158
Albert E. Rosenthaler
Option Awards
LBRDA	562	—		33.12	12/17/2016	—		—
LBRDA	1,345	—		33.12	12/17/2016	—		—
LBRDA	24,865	—		33.12	03/19/2020	—		—
LBRDK	16,750	—		33.11	03/19/2020	—		—
Christopher W. Shean
Option Awards
LBRDA	336	—		33.12	12/17/2016	—		—
LBRDA	24,865	—		33.12	03/19/2020	—		—
LBRDK	679	—		33.11	12/17/2016	—		—
LBRDK	50,249	—		33.11	03/19/2020	—		—

(1)
Vests 50% on December 17, 2018 and 50% on December 17, 2019.

(2)
Vests fully on December 31, 2016.

(3)
Vests fully on December 15, 2016.

Option Exercises and Stock Vested

        The following table sets forth information concerning the exercise of vested options and the vesting of restricted stock held by our named executive officers, in each case, during the year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)(1)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)
Gregory B. Maffei
LBRDA	109,229	1,779,340	—	—
LBRDK	220,734	3,635,489	48,152	2,600,208
Richard N. Baer
LBRDA	—	—	2,421	120,493
LBRDK	—	—	7,772	399,929
Albert E. Rosenthaler
LBRDA	1,032	20,609	4,772	—	(2)
LBRDK	39,440	954,066	12,609	165,456	(2)
Christopher W. Shean
LBRDA	—	—	4,772	—	(2)
LBRDK	—	—	12,323	150,012	(2)

(1)
Includes shares withheld in payment of withholding taxes at election of holder.

(2)
On December 4, 2012 (the Grant Date), to effect Old LMC's 2012 option modification program, Old LMC's compensation committee approved the acceleration of each unvested in-the-money option to acquire shares of its Series A common stock, par value $0.01 per share (LMCA) held by certain of its and its subsidiaries' officers (collectively, the Eligible Optionholders), including Messrs. Rosenthaler and Shean, who are named executive officers of our company and were named executive officers of Old LMC on the Grant Date. Following this acceleration, also on the Grant Date, each Eligible Optionholder exercised, on a net settled basis, substantially all of his or her outstanding in-the-money vested and unvested options to acquire LMCA shares (the Eligible Options) and with respect to each unvested Eligible Option, each Eligible Optionholder acquired LMCA shares which have a vesting schedule identical to that of the unvested Eligible Option (the New Shares). In connection with the Broadband Spin-Off, new equity incentive awards with respect to our common stock were issued in connection with adjustments made to outstanding equity incentive awards with respect to shares of Liberty Media's common stock, including the New Shares.

  The Value column below represents the value related to awards with respect to LBRDA and LBRDK held by Messrs. Rosenthaler and Shean that were subject to continued vesting requirements as of the Grant Date, but which vested during the twelve months ended December 31, 2015. Such value was realized by Messrs. Rosenthaler and Shean in 2012 and therefore included in Liberty Media's proxy statement relating to its 2013 annual meeting of stockholders under "Executive Compensation—Option Exercises and Stock Vested."

Name	Number of shares acquired upon lapse of restriction (#)	Value ($)
Albert E. Rosenthaler
LBRDA	4,772	150,032
LBRDK	9,545	297,689
Christopher W. Shean
LBRDA	4,772	150,032
LBRDK	9,545	297,689

Potential Payments Upon Termination or Change-in-Control

        The following table sets forth the potential payments to our named executive officers if their employment with our company had terminated or a change in control had occurred, in each case, as of December 31, 2015. In the event of such a termination or change in control, the actual amounts may be different due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time.

        The amounts provided in the tables are based on the closing market prices on December 31, 2015, the last trading day of such year, for our Series A common stock, which was $51.65, and our Series C common stock, which was $51.86. The value of the options and SARs shown in the table is based on the spread between the exercise or base price of the award and the applicable closing market price. The value of the restricted stock shown in the table is based on the applicable closing market price and the number of shares unvested.

        The circumstances giving rise to these potential payments and a brief summary of the provisions governing their payout are described below and in the footnotes to the table (other than those described under "—Executive Compensation Arrangements," which are incorporated by reference herein):

        Voluntary Termination.    Each of the named executive officers holds equity awards that were issued under the transitional plan and Mr. Maffei holds the 2014 Options which were issued under the incentive plan. Under these plans and the related award agreements, in the event of a voluntary termination of his employment with our company for any reason, each named executive officer would only have a right to the equity grants that vested prior to his termination date, except that under their award agreements, Mr. Maffei has certain acceleration rights with respect to his 2014 Options and Mr. Baer has certain acceleration rights with respect to his equity awards upon a voluntary termination for good reason. Our named executive officers are not entitled to any severance payments or other benefits upon a voluntary termination of his employment for any reason.

        Termination for Cause.    All outstanding equity grants constituting options or stock appreciation rights, whether unvested or vested but not yet exercised, and all equity grants constituting unvested restricted shares under the existing incentive plans would be forfeited by any named executive officer (other than Mr. Maffei in the case of equity grants constituting vested options or similar rights) who is terminated for "cause." The transitional plan which governs the awards (other than the 2014 Options) unless there is a different definition in the applicable award agreement, defines "cause" as insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity; provided that, if such termination is within 12 months after a change in control (as described below),

"cause" means a felony conviction for fraud, misappropriation or embezzlement. With respect to Mr. Maffei's equity grants, including the 2014 Options, "cause," as defined in the award agreement, also includes Mr. Maffei's failure to comply in any material respect with any written agreement between him and our company or any of our subsidiaries if such failure causes demonstrable material injury to our company or any of our subsidiaries, except that in the event of his termination following a change in control, Mr. Maffei is entitled to certain procedural and cure rights relating to such termination. Mr. Maffei has certain continuing rights under the award agreement for his 2014 Options to exercise vested options following a termination for "cause." See "—Executive Compensation Arrangements."

        Termination Without Cause or for Good Reason.    Pursuant to the award agreement for the 2014 Options, Mr. Maffei's 2014 Options are subject to acceleration upon a termination of his employment without cause or for good reason. See "—Executive Compensation Arrangements—Gregory B. Maffei" above for additional entitlements.

        Mr. Baer's multi-year award, which is his only unvested award, provides for vesting upon a termination of employment without cause of those options or restricted shares, as applicable, that would have vested during the 365-day period following the termination date if such person had remained an employee. Messrs. Baer, Rosenthaler and Shean are not entitled to any severance pay or other benefits upon a termination without cause.

        Death.    In the event of death of any of the named executive officers, the incentive plans and applicable award agreements provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share awards. See "—Executive Compensation Arrangements" above.

        Disability.    If the employment of any of the named executive officers is terminated due to disability, which is defined in the incentive plans or applicable award agreements, such plans or agreements provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share awards. See "—Executive Compensation Arrangements" above.

        Change in Control.    In case of a change in control, the incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share awards held by the named executive officers. A change in control is generally defined as:

  •
  The acquisition by a non-exempt person (as defined in the incentive plans) of beneficial ownership of at least 20% of the combined voting power of the then outstanding shares of our company ordinarily having the right to vote in the election of directors, other than pursuant to a transaction approved by our board of directors.

  •
  The individuals constituting our board of directors over any two consecutive years cease to constitute at least a majority of the board, subject to certain exceptions that permit the board to approve new members by approval of at least two-thirds of the remaining directors.

  •
  Any merger, consolidation or binding share exchange that causes the persons who were common stockholders of our company immediately prior thereto to lose their proportionate interest in the common stock or voting power of the successor or to have less than a majority of the combined voting power of the then outstanding shares ordinarily having the right to vote in the election of directors, the sale of substantially all of the assets of the company or the dissolution of the company.

        In the case of a change in control described in the last bullet point, our compensation committee may determine not to accelerate the existing equity awards of the named executive officers if equivalent awards will be substituted for the existing awards, except that Mr. Maffei's awards may also be subject to acceleration upon a change in control, including of the type described in the last bullet point, pursuant to the terms of the award agreement for his 2014 Options. See "—Executive Compensation Arrangements—Gregory B. Maffei" above. For purposes of the tabular presentation below, we have assumed no such determination was made.

Benefits Payable Upon Termination or Change in Control

Name	Voluntary Termination Without Good Reason ($)		Termination for Cause ($)		Termination Without Cause or for Good Reason ($)		Death ($)		Disability ($)		After a Change in Control ($)
Gregory B. Maffei
Options/SARs	16,384,232	(1)	16,384,232	(1)	19,605,134	(2)	22,024,232	(3)	22,024,232	(3)	22,024,232	(3)

Total	16,384,232		16,384,232		19,605,134		22,024,232		22,024,232		22,024,232

Richard N. Baer
Options/SARs	762,088	(1)	762,088	(1)	1,524,214	(4)	1,524,214	(3)	1,524,214	(3)	1,524,214	(3)
Restricted Stock	—		—		376,254	(4)	376,254	(3)	376,254	(3)	376,254	(3)

Total	762,088		762,088		1,900,469		1,900,469		1,900,469		1,900,469

Albert E. Rosenthaler
Options/SARs	810,148	(1)	—		810,148	(4)	810,148	(3)	810,148	(3)	810,148	(3)

Total	810,148		—		810,148		810,148		810,148		810,148

Christopher W. Shean
Options/SARs	1,421,875	(1)	—		1,421,875	(4)	1,421,875	(3)	1,421,875	(3)	1,421,875	(3)

Total	1,421,875		—		1,421,875		1,421,875		1,421,875		1,421,875

(1)
Based on the number of vested options held by each named executive officer at year-end. For more information, see the "Outstanding Equity Awards at Fiscal Year-End" table above.

(2)
Based on (i) the number of vested options held by Mr. Maffei at year-end and (ii) the number of unvested options held by Mr. Maffei at year-end that would vest pursuant to the forward-vesting provisions of his award agreements if he were terminated without cause or for good reason at year-end. See "—Executive Compensation Arrangements—Gregory B. Maffei" above and the "Outstanding Equity Awards at Fiscal Year-End" table above.

(3)
Based on (i) the number of vested options held by each named executive officer and (ii) the number of unvested options held by Mr. Maffei and Mr. Baer and the number of shares of restricted stock held by Mr. Baer at year-end. For more information, see the "Outstanding Equity Awards at Fiscal Year-End" table above.

(4)
Based on (i) the number of vested options held by Messrs. Baer, Rosenthaler and Shean at year-end and (ii) the number of unvested options and the number of shares of restricted stock, in each case, held by Mr. Baer at year-end that would vest pursuant to the forward-vesting provisions in his award agreements if he were terminated without cause or if he voluntarily terminated for good reason at year-end. See the "Outstanding Equity Awards at Fiscal Year-End" table and "Potential Payments Upon Termination or Change-in-Control—Termination Without Cause or for Good Reason" above.

 DIRECTOR COMPENSATION

Nonemployee Directors

        Director Fees.    Each of our directors who is not an employee of, or service provider to, our company was paid an annual fee of $100,000 (which we refer to as the director fee) for 2015, of which $50,000 was payable in cash and the balance was payable in restricted shares or options to purchase shares of LBRDK. See "—Director Restricted Share Grants" and "—Director Option Grant" below for information on the incentive awards granted in 2015 to the nonemployee directors. For service on our board of directors in 2016, each of our directors who is not an employee of, or service provider to, our company will be paid an annual fee of $103,000, and a director may elect to receive 50%, 75% or 100% of such director fee in restricted shares or options to purchase LBRDK, with the remainder payable in cash. With respect to our audit committee, compensation committee and nominating and corporate governance committee, each member thereof receives an additional annual fee of $10,000 for his participation on each such committee, except that any committee member who is also the chairman of that committee instead receives an additional annual fee of $15,000 for his participation on that committee. The cash portion of the director fees and the fees for participation on committees are payable quarterly in arrears.

        Equity Incentive Plans.    As discussed above, awards granted to our nonemployee directors under the incentive plan are currently administered by our full board of directors. Our board of directors has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The incentive plan is designed to provide additional remuneration to eligible officers and employees of our company, our nonemployee directors and independent contractors and employees of Liberty Media or Liberty Interactive for service to our company and to encourage their investment in our capital stock, thereby increasing their proprietary interest in our business. Our board of directors may grant non-qualified stock options, SARs, restricted shares, restricted stock units, cash awards, performance awards or any combination of the foregoing under the incentive plan.

        As described above, in connection with the Broadband Spin-Off, our company's board of directors adopted the transitional plan which governs the terms and conditions of awards issued in the Broadband Spin-Off in connection with adjustments made to awards previously granted by Liberty Media with respect to its common stock.

        In 2015, each of our nonemployee directors was given a choice of receiving his annual equity grant in the form of restricted shares or options.

        Director Restricted Share Grants.    On January 14, 2015, Mr. Fisher was granted 380 restricted shares of LBRDK to compensate him for the diminution in value of his stock options and SARs in connection with the rights offering.

        Director Option Grant.    Pursuant to our director compensation policy described above and the director plan, on March 25, 2015 and in connection with his appointment to our board of directors, Mr. Wargo was granted options to purchase 2,898 shares of LBRDK at an exercise price of $53.86, which was the closing price of such stock on the grant date, and which vests in full on March 25, 2017. In addition, on December 22, 2015, Messrs. Green, Wargo and Welsh were granted options to purchase 7,421 shares, 7,421 shares and 3,711 shares of LBRDK, respectively, at an exercise price equal to $50.83, which was the closing price of such stock on the grant date. The per share grant date fair value of the options granted on March 25, 2015 and December 22, 2015 was $15.0332 and $13.2750, respectively. The options granted in December 2015 will become exercisable on the first anniversary of the grant date, or on such earlier date that the grantee ceases to be a director because of death or disability, and will be terminated without becoming exercisable if the grantee resigns or is removed from the board before the vesting date. Once vested, the options will remain exercisable until the seventh anniversary of the grant date, or, if earlier, until the first business day following the first anniversary of the date the grantee ceases to be a director.

        Stock Ownership Guidelines.    In March 2016, our board of directors adopted stock ownership guidelines that require each director to own shares of our company's stock equal to at least three times the value of their annual cash retainer fees. Directors will have five years from the later of (i) the effective date of the new guidelines and (ii) the director's initial appointment to our board to comply with these guidelines.

Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	All Other Compensation ($)		Total ($)
John C. Malone	—	—	—	—		—
Donne Fisher(4)	42,500	18,236	—	—		60,736
Richard R. Green	85,000	—	98,514	—		183,514
J. David Wargo(5)	63,494	—	142,080	—		205,574
John E. Welsh III	85,000	—	49,264	15,058	(6)	149,322

(1)
John C. Malone, the Chairman of the Board of our company, received no compensation for serving as a director of our company during 2015. Gregory B. Maffei, who served as a director of our company in 2015 and is currently a named executive officer, received no compensation for serving as a director of our company during that time.

(2)
As of December 31, 2015, our directors (other than Mr. Maffei, whose stock incentive awards are listed in "Outstanding Equity Awards at Fiscal Year-End" above) held the following stock incentive awards:

	John C. Malone	Donne Fisher	Richard R. Green	J. David Wargo	John E. Welsh III
Options/SARs
LBRDA	—	1,581	—	—	—
LBRDK	—	3,197	11,076	10,319	7,366
Restricted Stock
LBRDA	—	—	—	—	—
LBRDK	—	—	—	—	—
(3)
The aggregate grant date fair value of the stock option and restricted stock awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 11 to our consolidated financial statements for the year ended December 31, 2015 (which are included in our 2015 10-K).

(4)
Retired from our board on June 2, 2015.

(5)
Appointed to our board on March 25, 2015.

(6)
Represents health insurance premiums paid by our company.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of December 31, 2015 with respect to shares of our common stock authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
Liberty Broadband Corporation 2014 Omnibus Incentive Plan (Amended and Restated as of March 11, 2015)			6,776,977	(1)
LBRDA	—	$—
LBRDB	—	—
LBRDK	1,528,761	$48.14
Liberty Broadband Corporation Transitional Stock Adjustment Plan			—	(2)
LBRDA	629,524	$32.36
LBRDB	—	—
LBRDK	1,232,091	$32.34
Equity compensation plans not approved by security holders: None
Total

LBRDA	629,524

LBRDB	—

LBRDK	2,760,852

			6,776,977

(1)
Liberty Broadband Corporation 2014 Omnibus Incentive Plan (Amended and Restated as of March 11, 2015) permits grants of, or with respect to, shares of any series of our common stock, subject to a single aggregate limit.

(2)
The Liberty Broadband Corporation Transitional Stock Adjustment Plan governs the terms and conditions of awards with respect to our company's common stock that were granted in connection with adjustments made to awards granted by Liberty Media with respect to its common stock. As a result, no further grants are permitted under this plan.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Under our Code of Business Conduct and Ethics and Corporate Governance Guidelines, if a director or executive officer has an actual or potential conflict of interest (which includes being a party to a proposed "related party transaction" (as defined by Item 404 of Regulation S-K)), the director or executive officer should promptly inform the person designated by our board to address such actual or potential conflicts. No related party transaction may be effected by our company without the approval of the audit committee of our board or another independent body of our board designated to address such actual or potential conflicts.

STOCKHOLDER PROPOSALS

        This proxy statement relates to our annual meeting of stockholders for the calendar year 2016 which will take place on May 25, 2016. Based solely on the date of our 2016 annual meeting and the date of this proxy statement, (i) a stockholder proposal must be submitted in writing to our Corporate Secretary and received at our executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on December 15, 2016 in order to be eligible for inclusion in our proxy materials for the annual meeting of stockholders for the calendar year 2017 (the 2017 annual meeting), and (ii) a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, must be received at our executive offices at the foregoing address not earlier than February 24, 2017 and not later than March 27, 2017 to be considered for presentation at the 2017 annual meeting. We currently anticipate that the 2017 annual meeting will be held during the second quarter of 2017. If the 2017 annual meeting takes place more than 30 days before or 30 days after May 25, 2017 (the anniversary of the 2016 annual meeting), a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, will instead be required to be received at our executive offices at the foregoing address not later than the close of business on the tenth day following the first day on which notice of the date of the 2017 annual meeting is communicated to stockholders or public disclosure of the date of the 2017 annual meeting is made, whichever occurs first, in order to be considered for presentation at the 2017 annual meeting.

        All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, our charter and bylaws and Delaware law.

ADDITIONAL INFORMATION

        We file periodic reports, proxy materials and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.libertybroadband.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) If you would like to receive a copy of our Annual Report on Form 10-K for the year ended December 31, 2015, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, Liberty Broadband Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Tel. No. (844) 826-8735, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 25, 2016 Vote by Internet • Go to www.envisionreports.com/LBC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch-tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR each nominee listed in Proposal 1 and FOR Proposal 2. + 1. Election of Directors: 01 - Gregory B. Maffei For Withhold 02 - Richard R. Green ForAgainst Abstain 2. A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2016. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 02BVNA Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — LIBERTY BROADBAND CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS May 25, 2016 The undersigned hereby appoint(s) Richard N. Baer and Christopher W. Shean, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A common stock and/or Series B common stock held by the undersigned at the Annual Meeting of Stockholders to be held at 8:15 a.m., local time, on May 25, 2016, at the corporate offices of Starz, 8900 Liberty Circle, Englewood, Colorado 80112, and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE

. + Vote by Internet • Go to www.envisionreports.com/LBC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Important Notice Regarding the Availability of Proxy Materials for the Liberty Broadband Corporation Stockholder Meeting to be Held on May 25, 2016 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at: www.envisionreports.com/LBC Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/LBC to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. g When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 10, 2016 to facilitate timely delivery. + 02BVPB Stockholder Meeting Notice IMPORTANT ANNUAL MEETING INFORMATION

. Stockholder Meeting Notice Liberty Broadband Corporation’s Annual Meeting of Stockholders will be held on May 25, 2016 at the corporate offices of Starz, 8900 Liberty Circle, Englewood, Colorado 80112, at 8:15 a.m., local time. For directions to the Annual Meeting of Stockholders (where you may vote in person), please call (720) 875-5700. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR each nominee listed in Proposal 1 and FOR Proposal 2. 1.ELECTION OF DIRECTORS Nominees: 01 - Gregory B. Maffei 02 - Richard R. Green 2.A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2016. PLEASE NOTE – THIS NOTICE IS NOT A PROXY CARD AND ACCORDINGLY YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/LBC. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email – Send an email to investorvote@computershare.com with “Proxy Materials Liberty Broadband Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 10, 2016. g g 02BVPB